EXHIBIT 10.27

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is entered into as of June 22, 1999, by and between GenesisIntermedia.com, Inc., a Delaware corporation ("Purchaser") and Global Leisure Travel, Inc., a Washington corporation ("GLTI") and The Newton Group, Inc., a Washington corporation and a wholly owned subsidiary of GLTI ("Newton" and together with GLTI, the "Seller").

                                    RECITALS

         WHEREAS, Purchaser and GLTI entered into a Term Sheet (the "Term Sheet"), pursuant to which Seller had agreed to sell transfer, convey, assign and deliver to Purchaser and Purchaser had agreed to purchase from Seller substantially all of the assets of Newton and any assets of GLTI used or held for use by GLTI in connection with the conduct of Newton's business relating the computer hardware and software known as the "Contour System" or "Contour" and comprising Seller's business of providing travel related technology services to third parties utilizing Newton's rights under that certain Contour System Software License, Customization and Support Agreement between Newton and Fourth Dimension Software, and Purchaser had agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing an assumption agreement, and

         WHEREAS, GLTI owns all of the issued and outstanding shares of capital stock of Newton and now desires to sell such shares to Purchaser and Purchaser desires to purchase all such shares from GLTI at the purchase price and upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, GLTI and the Purchaser hereby agree as follows:

SECTION 1. DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, the following definitions shall apply:

                  "Agreement" means this Stock Purchase Agreement by and between the Purchaser and the GLTI, as it may be amended or supplemented from time to time pursuant to the provisions hereof.

                  "Stock" means all of the issued and outstanding shares of capital stock of The Newton Group, Inc. to be sold to the Purchaser.

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SECTION 2. PURCHASE OF STOCK

                  2.1 PURCHASE OF STOCK. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, GLTI hereby sells to the Purchaser, and the Purchaser hereby purchases from GLTI all of Newton's Stock in exchange for the Purchase Price (as defined in Section 2.2). GLTI hereby agrees to promptly deliver the certificate(s) evidencing the Stock to Purchaser.

                  2.2 PURCHASE PRICE. For the purposes of this Agreement, the Purchase Price shall be Two Million Five Hundred Thousand Dollars ($2,500,000).

SECTION 3. REPRESENTATIONS AND WARRANTIES

                  3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. In order to induce the Purchaser to enter into this transaction, the Seller represents and warrants as follows:

                  a. Organization and Standing. GLTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Newton is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

                  b. Corporate Power. GLTI has all necessary corporate power and authority to execute, deliver and perform this Agreement, and has all requisite corporate power and authority to sell the Stock hereunder and to carry out the transactions contemplated hereby.

                  c. Stock. Upon issue, the Stock will be duly authorized, validly issued, fully paid and nonassessable, and issued in accordance with applicable laws.

                  3.2. REPRESENTATION AND WARRANTIES OF THE PURCHASER. In order to induce the Seller to enter into this transaction, the Purchaser represents and warrants as follows:

                  a. Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  b. Capitalization. The Purchaser is a corporation, not formed for purposes of purchasing the Stock, with total assets in excess of US $5 million.

                  c. Corporate Power. The Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby.

                  d. Restriction on Transfer. The Purchaser hereby acknowledges and agrees that the Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified with the securities regulatory agency of any state and may not be resold or otherwise disposed of unless registered under the Act or qualified with the securities regulatory agency of any state which has jurisdiction over any such transfer or unless an exemption from such registration or qualification is available. The Purchaser will transfer the Stock only in accordance with the applicable requirements of all federal and state securities laws. The Purchaser acknowledges that the certificate(s) evidencing the Stock will bear a legend regarding restriction on transfer.

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                  e. Investment. The Purchaser is purchasing the Stock for its own account, for investment purposes only, and not for the account of any other person, and not with a view to, or for offer or sale in connection with, any distribution, assignment or resale to others or to fractionalization in whole or in part.

                  f. Risk. The Purchaser recognizes that investment in Newton involves substantial risks, and it has taken full cognizance of and understands all of the risk factors related to the purchase of the Stock and its knowledge of Newton and experience in financial and business matters is such that it is capable of evaluating the risks of an investment in the Stock. The Purchaser is able to bear the substantial economic risks of an investment in Newton for an indefinite period of time, has no need for liquidity in such investment, and at the present time, could afford a complete loss of such investment.

                  g. Due Diligence. The Purchaser acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the Purchaser. The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Seller concerning the investment and all such questions have been answered to the full satisfaction of the Purchaser.

SECTION 4. GENERAL

                  4.1. GOVERNING LAW. This Agreement, and the legal relations between the parties with respect hereto, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state without regard to conflict of law doctrines.

                  4.2. HEADINGS. The descriptive heading of the Sections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  4.3. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto, and incorporates all prior and contemporaneous discussions, agreements and understanding between the parties with respect to the subject matter hereof.

                  4.4 COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts. Such counterparts shall constitute one and the same agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party.

                  4.5. ATTORNEY'S FEES. In the event of any action by any party arising under or out of, in connection with or in respect of the Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

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                  4.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties of both the Purchaser and the Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

                  4.7. MODIFICATION. Neither this Agreement, nor any provisions hereof, shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

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                  IN WITNESS WHEREOF, the undersigned have caused this Stock
Purchase Agreement to be duly executed and delivered by their respective officers thereunto duly authorized of the date first written above.

                                                 GENESISINTERMEDIA.COM, INC.

                                                 By: ________________________
                                                     Name:
                                                     Title:

                                                 THE NEWTON GROUP

                                                 By: _______________________
                                                     Name:
                                                     Title:

                                                 GLOBAL LEISURE TRAVEL, INC.

                                                 By: _______________________
                                                     Name:
                                                     Title:

                                        5

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                       GENERAL ASSIGNMENT AND BILL OF SALE

         This GENERAL ASSIGNMENT AND BILL OF SALE is entered into this 22nd day of June 1999 by and between GenesisIntermedia.com, Inc., a Delaware corporation ("Purchaser"), and Global Leisure Travel, Inc., a Washington corporation ("GLTI") and The Newton Group, a Washington corporation and a wholly owned subsidiary of GLTI ("Newton" and together with GLTI, the "Seller").

         WHEREAS, Purchaser and GLTI have entered into a Term Sheet (the "Term Sheet"), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the assets of Newton and any assets of GLTI used or held for use by GLTI in connection with the conduct of Newton's business relating to the computer hardware and software known as the "Contour System" or "Contour" and comprising the Seller's business (the "Business") of providing travel related technology services to third parties utilizing Newton's rights under that certain Contour System Software License, Customization and Support Agreement (the "License Agreement") between Newton and Fourth Dimension Software, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing an Assumption Agreement of even date herewith; and

         WHEREAS, Seller desires to transfer and assign to Purchaser the assets described below pursuant to Section IV.C of the Term Sheet of the Asset Purchase Agreement and Purchaser desires to accept the sale, transfer, conveyance, assignment and delivery thereof.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, transfers, conveys, assigns and delivers to Purchaser free and clear of all liens, charges, security interests, adverse claims or other encumbrances ("Liens"), other than Liens specifically referenced or contemplated herein ("Permitted Liens"), all of Seller's right, title and interest in, to and under the following assets and properties of Seller used or held for use in connection with the Business, other than the Excluded Assets (as defined below), as the same shall exist on the date hereof: (i) the License Agreement; (ii) all inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other person, together with all rights of Seller against suppliers of such inventories ("Inventory"); (iii) all trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and any security agreements related thereto, including any rights of Seller with respect to any third-party

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collection procedures or any other actions or proceedings which have been commenced in connection therewith; (iv) all furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory and vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Business (including but not limited to all computer equipment and supplies used in connection with the development or operation of the Contour System), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other person, (v) the leases of tangible personal property identified by Purchaser within 90 days hereof as to which Seller is the lessee or sublessee, together with any options to purchase the underlying property (the "Personal Property Leases"); (vi) to the extent their transfer is permitted under the terms thereof, all agreements, leases, licenses, evidences of indebtedness, mortgages, indentures, security agreements or other contracts (whether written or oral) ("Contracts") (other than real property leases, the Personal Property Leases and the Accounts Receivable) to which Seller is a party and which are utilized in the conduct of the Business (the "Business Contracts"), including without limitation the License Agreement and Contracts relating to computer suppliers, purchase orders and marketing arrangements; (vii) all prepaid expenses relating to the Business; (viii) all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights used or held for use in the conduct of the Business (including Seller's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the other assets described herein; (ix) to the extent their transfer is permitted under the terms thereof or under applicable laws, all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any governmental or regulatory authority (including applications therefor) utilized in the conduct of the Business ("Business Licenses"); (x) the all books and records used or held for use in the conduct of the Business or otherwise relating to the assets described herein, other than the minute books, stock transfer books and corporate seal of Seller; and (xi) all other assets and properties of Seller used or held for use in connection with the Business except as otherwise provided below (collectively, the "Assigned Assets"), TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

         The following assets and properties of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assigned Assets: (i) cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents; (ii) life insurance policies of officers and other employees of Seller and all other insurance policies relating to the operation of the Business; (iii) all assets owned or held by any employee benefit plans maintained by Seller; (iv) all refunds or credits, if any, of taxes due to or from Newton which cannot be assigned by law; (v) real property;
(vi) the minute books, stock transfer books and corporate seal of Newton; (vii) any rights (including indemnification) and claims and recoveries under litigation of Seller

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against third parties arising out of or relating to events prior to the date hereof; (viii) the rights of Seller in, to and under all Contracts of any nature, the obligations of Seller under which expressly are not assumed by Purchaser pursuant hereto, including Contracts relating to the employment or retention of employees or independent contractors of Seller; (ix) all of Seller's right, title and interest in, to and under the name "Newton Group" and the Newton Group logo; and (x) Seller's rights under the Term Sheet.

         Purchaser hereby accepts the sale, transfer, conveyance, assignment and delivery of the Assigned Assets.

         Seller represents, warrants, covenants and agrees that it: (a) has good and marketable title to the Assigned Assets, free and clear of all Liens other than Permitted Liens; and (b) will warrant and defend the sale of the Assigned Assets against all and every person or persons whomsoever claiming against any or all of the same.

         At any time or from time to time after the date hereof, at Purchaser's request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assigned Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Assigned Assets and to assist Purchaser in exercising all rights with respect thereto.

         Each of GLTI and Newton hereby constitutes and appoints Purchaser the true and lawful attorney of such person, with full power of substitution, in the name of GLTI, Newton or Purchaser, but on behalf of and for the benefit of
Purchaser: (i) to demand and receive from time to time any and all of the Assigned Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all actions or proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assigned Assets; (iii) to defend or compromise any or all actions or proceedings in respect of any of the Assigned Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Purchaser shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Purchaser shall indemnify and hold harmless Seller and its officers, directors, employees, agents and affiliates from any and all losses caused by or arising out of any violation of law by Purchaser in its exercise of the aforesaid powers.

         This General Assignment and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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         This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this General Assignment and Bill of Sale in order for this General Assignment and Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this General Assignment and Bill of Sale to such extent.

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this General Assignment and Bill of Sale on the day and year first above written.

                                               GENESISINTERMEDIA.COM, INC.

                                               By: /s/ Ramy Y. El-Batrawi
                                                   ---------------------------
                                                       Ramy Y. El-Batrawi
                                                       Chief Executive Officer

                                               THE NEWTON GROUP

                                               By: /s/ Ravi R. Rao
                                                   ---------------------------
                                                       Ravi R. Rao
                                                       President

                                               GLOBAL LEISURE TRAVEL, INC.

                                               By: /s/ Ravi R. Rao
                                                   ---------------------------
                                                       Ravi R. Rao
                                                       President

                              ASSUMPTION AGREEMENT

         This ASSUMPTION AGREEMENT is entered into this 22nd day of June 1999 by and between GenesisIntermedia.com, Inc., a Delaware corporation ("Purchaser"), and Global Leisure Travel, Inc., a Washington corporation ("GLTI") and The Newton Group, a Washington corporation and a wholly owned subsidiary of GLTI ("Newton" and together with GLTI, the "Seller").

         WHEREAS, Purchaser and Seller have entered into a Term Sheet (the "Term Sheet"), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser and Purchaser has agreed to purchase from Seller substantially all of the assets of Newton and any assets of GLTI used or held for use by GLTI in connection with the conduct of Newton's business relating to the computer hardware and software known as the "Contour System" or "Contour" and comprising the Seller's business (the "Business") of providing travel related technology services to third parties utilizing Newton's rights under that certain Contour System Software License, Customization and Support Agreement (the "License Agreement") between Newton and Fourth Dimension Software, and Purchaser has agreed, in partial consideration therefor, to assume certain obligations in connection therewith by executing this Assumption Agreement (capitalized terms used but not defined herein shall have the meanings, if any ascribed thereto in the General Assignment and Bill of Sale dated as of the date hereof (the "Bill of Sale")); and

         WHEREAS, pursuant to Section IV.D of the Term Sheet, Purchaser is required to execute and deliver to Seller this Agreement whereby Purchaser assumes such obligations.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the date hereof, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the following liabilities, as the same shall exist on the date hereof (the "Assumed Liabilities"), and no others: (i) all obligations of Seller with respect to accounts payable to FDS; (ii) all obligations of Seller under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the date hereof; (iii) all obligations of Seller under the Business Contracts and Business Licenses arising and to be performed on or after the date hereof, and excluding any such obligations arising or to be performed prior to the date hereof; (iv) all obligations of the Seller to pay for and complete and in process technology development being conducted by FDS; and (v) all obligations of the Seller under the License Agreement, including the obligation to pay the royalty payment to FDS as required under the License Agreement.

         Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Assumption Agreement or the Bill of Sale or the transactions contemplated hereby or thereby, and shall have no liability for, any liabilities of Seller (including, without limitation, those related to the Business) of any kind, character or description whatsoever (the "Retained Liabilities"). Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any person other than Purchaser and its affiliates. Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest or cause to be contested the amount or validity thereof.

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         Other than as specifically stated above or in the Bill of Sale,
Purchaser assumes no debt, liability or obligation of Seller, including without limitation the Retained Liabilities, by this Assumption Agreement, and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Purchaser shall remain the sole obligation of Seller, its successors and assigns.

         For and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, GLTI hereby commits to subscribe to and use the Contour System for a period of not less than * * *. For the * * *, GLTI hereby commits to pay to Purchaser a transaction fee of * * * per transaction for such usage, with a minimum monthly fee of * * *, payable on the fifth day of each calendar month, commencing on * * *. This contract will be re-negotiated for the remaining * * *.

         No person other than Seller, its successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

         This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Assumption Agreement in order for this Assumption Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Assumption Agreement to such extent.

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         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement on the day and year first above written.

                                               GENESISINTERMEDIA.COM, INC.

                                               By: /s/ Ramy Y. El-Batrawi
                                                       Ramy Y. El-Batrawi
                                                       Chief Executive Officer

                                               THE NEWTON GROUP

                                               By: /s/ Ravi R. Rao
                                                       Ravi R. Rao
                                                       President

                                               GLOBAL LEISURE TRAVEL, INC.

                                               By: /s/ Ravi R. Rao
                                                       Ravi R. Rao
                                                       President

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
                                                                   EXHIBIT 10.28
                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is entered into as of December 29, 1999, by and between Global Leisure Travel, Inc., a Washington corporation ("Purchaser"), GenesisIntermedia.com, Inc., a Delaware corporation ("Seller") and The Newton Group, Inc., a Washington corporation and a wholly owned subsidiary of Seller ("Newton").

                                    RECITALS

         WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Newton, which it acquired from Purchaser; and

         WHEREAS, Seller desires to sell such shares to Purchaser and Purchaser desires to purchase all such shares from Seller at the purchase price and upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein and for other good and valuable consideration, Seller and Purchaser hereby agree as follows:

SECTION 1. DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, the following definitions shall apply:

                  "Agreement" means this Stock Purchase Agreement by and between Purchaser and Seller, as it may be amended or supplemented from time to time pursuant to the provisions hereof.

                  "Stock" means all of the issued and outstanding shares of capital stock of The Newton Group, Inc. to be sold to the Purchaser.

SECTION 2. PURCHASE OF STOCK

                  2.1 PURCHASE OF STOCK. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, Seller hereby sells to Purchaser, and Purchaser hereby purchases from Seller all of the Stock in exchange for the Purchase Price (as defined in Section 2.2). Seller hereby agrees to promptly deliver the certificate(s) evidencing the Stock to Purchaser.

                  2.2 PURCHASE PRICE. For the purposes of this Agreement, the "Purchase Price" shall be Three Million Dollars ($3,000,000). The Purchase Price shall be paid in one of the following three manners or a combination of any of these three manners, as agreed to by Seller: (i) payment in cash by Purchaser;
(ii) assumption by Purchaser of outstanding debt of Seller; and/or (iii) repayment of Seller's debt by Purchaser.

SECTION 3. REPRESENTATIONS AND WARRANTIES

                  3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Purchaser to enter into this transaction, Seller represents and warrants as follows:

                  a. Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newton is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

                  b. Corporate Power. Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement, and has all requisite corporate power and authority to sell the Stock hereunder and to carry out the transactions contemplated hereby.

                  c. Stock. Upon transfer, the Stock will be duly authorized, validly issued, fully paid and nonassessable, and issued in accordance with applicable laws.

                  3.2. REPRESENTATION AND WARRANTIES OF PURCHASER. In order to induce Seller to enter into this transaction, Purchaser represents and warrants as follows:

                  a. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington.

                  b. Capitalization. Purchaser is a corporation, not formed for purposes of purchasing the Stock, with total assets in excess of US $5 million.

                  c. Corporate Power. Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby.

                  d. Restriction on Transfer. Purchaser hereby acknowledges and agrees that the Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified with the securities regulatory agency of any state and may not be resold or otherwise disposed of unless registered under the Act or qualified with the securities regulatory agency of any state which has jurisdiction over any such transfer or unless an exemption from such registration or qualification is available. Purchaser will transfer the Stock only in accordance with the applicable requirements of all federal and state securities laws. Purchaser acknowledges that the certificate(s) evidencing the Stock will bear a legend regarding restriction on transfer.

                  e. Investment. Purchaser is purchasing the Stock for its own account, for investment purposes only, and not for the account of any other person, and not with a view to, or for offer or sale in connection with, any distribution, assignment or resale to others or to fractionalization in whole or in part.

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
                  f. Risk. Purchaser recognizes that investment in the Stock involves substantial risks, and it has taken full cognizance of and understands all of the risk factors related to the purchase of the Stock and its knowledge of Newton and experience in financial and business matters is such that it is capable of evaluating the risks of an investment in the Stock. Purchaser is able to bear the substantial economic risks of an investment in Newton for an indefinite period of time, has no need for liquidity in such investment, and at the present time, could afford a complete loss of such investment.

                  g. Due Diligence. Purchaser acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by Purchaser. Purchaser has had a reasonable opportunity to ask questions of and receive answers from representatives of Seller and of Newton concerning the investment and all such questions have been answered to the full satisfaction of Purchaser.

SECTION 4. GENERAL

                  4.1. GOVERNING LAW. This Agreement, and the legal relations between the parties with respect hereto, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state without regard to conflict of law doctrines.

                  4.2. HEADINGS. The descriptive heading of the Sections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  4.3. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto, and incorporates all prior and contemporaneous discussions, agreements and understanding between the parties with respect to the subject matter hereof.

                  4.4. COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts. Such counterparts shall constitute one and the same agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party.

                  4.5. ATTORNEY'S FEES. In the event of any action by any party arising under or out of, in connection with or in respect of the Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

                  4.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of both Purchaser and Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

                  4.7. MODIFICATION. Neither this Agreement, nor any provisions hereof, shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

                  IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed and delivered by their respective officers thereunto duly authorized of the date first written above.

                                                 GLOBAL LEISURE TRAVEL, INC.

                                                 By: ________________________
                                                          Name:
                                                          Title:

                                                 GENESISINTERMEDIA.COM, INC.

                                                 By: ________________________
                                                          Name:
                                                          Title:

                                                 THE NEWTON GROUP, INC.

                                                 By: ________________________
                                                          Name:
                                                          Title:

                                                                   EXHIBIT 10.29

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is entered into as of the 25th day of November, 1999, by Ultimate Holdings, Ltd., a Bermuda Ltd. (the "Purchaser"), and GenesisIntermedia.com, Inc., a Delaware corporation (the "Company").

         WHEREAS: The Company would like to borrow from the Purchaser up to USD$5,000,000 for use in connection with the Company's business; and the Purchaser is willing to lend up to USD$5,000,000 to the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1 ISSUANCE OF SECURITIES.

                  SECTION 1.1 AUTHORIZATION. The Company has duly authorized (a) the issuance to the Purchaser of a Promissory Note, in the aggregate principal amount of up to Five Million Dollars ($5,000,000) (the "Note") payable on March 31, 2001, and (b) the issuance of a warrant or warrants to purchase 15,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for each $100,000 loaned by the Purchaser through the purchase of the Note, at an exercise price per share of Common Stock issuable upon the exercise of the warrant(s) equal to $7.00 per share, (the "Warrants") and together with the Note and the Common Stock issuable upon exercise of the Warrants (the "Securities").

                  SECTION 1.2 PURCHASE AND SALE OF THE SECURITIES. In reliance upon the representations of the Company contained in Section 1.6 and of the representations of the Purchaser contained in Section 1.7, and subject to the terms and conditions set forth herein, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company at the Closings (as defined in Section 1.5) the Securities, in consideration for the payment (a portion of which may have occurred prior to the Closing) by the Purchaser to the Company of up to Five Million Dollars ($5,000,000) (the "Purchase Price").

                  SECTION 1.3 THE NOTE. The Note shall mature, shall bear interest, shall be payable and shall be otherwise as provided in the form of Note attached hereto as Exhibit A.

                  SECTION 1.4 THE WARRANTS. The Warrants shall be substantially in the form attached hereto as Exhibit B.

                  SECTION 1.5 THE CLOSINGS. The initial closing of the purchase and sale of the Securities (the "Initial Closing") shall be held at 12:00 noon, Pacific Time on the next business day after the date hereof or such other date and time as the parties hereto may mutually agree (the "Initial Closing Date"). Subsequent closings ("Subsequent Closings" and together with the Initial Closing, the "Closings") shall take place at 12:00 p.m. Pacific Time on the second business day following the date the Company shall deliver to the Purchaser a borrowing request ("Subsequent Closing Dates"), provided that such borrowing request, together with all prior borrowing requests that have been funded, does not exceed USD$5,000,000 (the "Loan Commitment"). On the Initial Closing Date, the Company will deliver to the Purchaser the Note and this Agreement. On the Initial Closing Date and on each Subsequent Closing Date, the Company shall deliver to the Purchaser certificates representing the number of Warrants issuable to the Purchaser on such date. The Closings shall take place at the principal executive offices of the Company, in Van Nuys, California or at such other place or in such other manner as the parties hereto may mutually agree.

                  SECTION 1.6 GENERAL PAYMENT PROVISIONS. (a) The Company will make each payment when due under the Note or this Agreement not later than 12:00 noon, Pacific Time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds sent by wire transfer to the Purchaser at the address to be provided by the Purchaser. Any payment received by the Purchaser after such time shall be deemed to have been made on the next following business day. Should any such payment become due and payable on a day other than a business day, the maturity of such payment shall be the next business day. Any amount received by the Purchaser, whether as an interest payment, principal payment or principal prepayment from or on behalf of the Company, shall be applied as follows in descending order of priority: (i) to all previously invoiced costs, fees and expenses of the Purchaser (including reasonable attorneys' fees) incurred in connection with this Agreement or in enforcing any obligations of, or in collecting any payments from, any obligor hereunder; (ii) to interest which has accrued on past due payments under the Note; (iii) to interest that is currently due and payable under the Note; (iv) to payment of principal under the Note currently due and payable; (v) to the payment of past due principal under the Note; and (vi) to the prepayment of principal due under the Note.

                  (b) Other than the payment of the Purchase Price at the Closing pursuant to the terms of this Agreement, which payment is subject to the terms and conditions hereof, and regardless of whether the Company has repaid such amounts in whole or in part, the Purchaser will have no obligation whatsoever to lend, advance or otherwise pay any other monies to or on behalf of the Company.

                  SECTION 1.7 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

                  The Company makes the following representations and warranties to the Purchaser as the date hereof, the Closing Date and the date of any subsequent disbursement of funds.

                  (a) The Company is duly organized, validly existing and in good standing under the laws of its state of formation and is duly qualified as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification. The Company has all requisite power to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Note and the Warrants, and upon exercise of the Warrants in accordance with their terms, the Common Stock issuable thereupon, and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

                  (b) The execution, delivery and performance of this Agreement, the Note, the Warrants and all other documents and agreements contemplated hereby or thereby to be executed, delivered and performed by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement, the Note, the Warrants and all other documents and agreements contemplated hereby or thereby to be executed and delivered by the Company have been duly authorized, executed and delivered by, and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                  (c) The authorized and issued capital stock of the Company are set forth in Schedule 1.7(c). Except as set forth in Schedule 1.7(c) hereto, there are no outstanding options, warrants or similar rights of any person to acquire any of the capital stock of the Company, and the Company has no contingent obligations to issue additional shares. Except as set forth in
Schedule 1.7(c) hereto, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or other securities or obligation evidencing the right of any holder thereof to purchase any of its capital stock or other securities.

                  (d) Except as set forth in Schedule 1.7(d) hereto, the Company has no knowledge of any fact that materially adversely affects, or could reasonably be expected to materially adversely affect, the business, prospects, properties, assets, operations or financial condition of the Company, or the ability of the Company to perform its obligations under this Agreement, the Note, or the Warrants.

                  (e) The consummation of the transactions contemplated by this Agreement, the Note and the Warrants, and the performance of the terms and provisions of this Agreement, the Note and the Warrants, will not (i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to the Company or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company.

                  (f) No consent, approval or authorization of, or registration, filing or declaration with, any person or entity is required for the transfer or valid delivery of the Securities or for the performance by the Company of this Agreement, the Note or the Warrants, other than the filings, registrations or qualifications under securities laws or that may be required to be made or obtained in connection with the offer, transfer, sale or delivery of the Securities or any interest therein.

                  (g) Upon issuance against payment of the purchase price therefor, including payment of the exercise price of the Warrants in accordance with their terms, the Purchaser will acquire good and marketable title to the Securities free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

                  (h) Neither the Company nor anyone acting on its behalf has offered the Securities, or any interest or participation therein, for sale to or solicited any offer to buy the Securities, or any interest or participation therein, from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser, and its partners, officers, affiliates and representatives. Neither the Company nor anyone acting on its behalf has taken or will take any action that would require the offer, issuance or sale of the Securities or any interest or participation therein to be registered under
Section 5 of the Securities Act of 1933, as amended. The Company has not authorized or appointed any person to act on its behalf in connection with the offering of the Securities.

                  (i) No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR part 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR part
224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR part 220). The assets of the Company do not include any margin stock, and the Company does not have any present intention of acquiring any margin stock.

                  (j) The Company is not an investment company subject to registration under the Investment Company Act of 1940, as amended.

                  (k) Except as described in the Company's documents filed with the Securities and Exchange Commission, there are no material (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Company, threatened against the Company or (ii) judgments, injunctions, writs, rulings or orders by any Governmental Person against the Company or its directors or officers.

                  SECTION 1.8 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                  The Purchaser represents, warrants and covenants to the Company as of the date hereof, the Closing Date, the date of any subsequent disbursement of funds, and the date of any transfer or exercise of the
Securities:

                  (a) The Purchaser has all requisite power to execute and deliver this Agreement and any other related documents and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

                  (b) The execution, delivery and performance of this Agreement and any other related documents and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Purchaser. This Agreement has been duly authorized, executed and delivered by, and is the valid and binding obligation of, the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                  (c) The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, and is acquiring the Note, the Warrants and the Common Stock for investment for its own account, and not with a view to distribution subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. If the Purchaser is an entity funded for the purposes of purchasing the Securities, the Purchaser further represents and warrants that each of its constituents is an accredited investor. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it is able to bear such risk for an indefinite period. The Purchaser acknowledges (i) that the Securities being acquired by it are not being registered under the Securities Act on the grounds that (A) such Securities do not constitute securities subject to registration under the Securities Act or (B) such issuance is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, or (C) such issuance is exempt from registration under Regulation D and (ii) that the Company's reliance on such exemptions is predicated in part on the representations made to the Company by the Purchaser in this Section 1.8.

         SECTION 2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase and pay for the Securities on each Closing Date or on the date of any subsequent disbursement of funds shall be subject to the satisfaction on or before such Closing Date of the conditions hereinafter set forth:

                  SECTION 2.1 PROCEEDINGS SATISFACTORY. All proceedings taken on or prior to such date in connection with the issuance of the Securities and the consummation of the transaction contemplated hereby and all documents and papers relating thereto shall be satisfactory in form and substance to the Purchaser and its counsel.

                  SECTION 2.2 REPRESENTATIONS TRUE. All representations and warranties of the Company contained herein shall be true and correct in all respects on and as of such date with the same effect as though such representations and warranties had been made on and as of such date and the Company shall have performed in all respects all agreements on its part required to be performed under this Agreement on or prior to such date.

                  SECTION 2.3 THE PURCHASE BY THE PURCHASER PERMITTED BY APPLICABLE LAWS. The sale by the Company and the payment for the Securities to be purchased by the Purchaser (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion, (ii) shall not subject the Purchaser to any penalty under or pursuant to any applicable law or governmental regulation, and (iii) shall be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

                  SECTION 2.4 EXECUTION AND DELIVERY OF DOCUMENTS. The Purchaser shall have received the following, duly executed and delivered and in form and substance satisfactory to the Purchaser and its counsel:

                           a)       this Agreement;

                           b)       the Note in the form of Exhibit A hereto;

                           c)       the Warrants to be issued on such Closing
                                    Date;

                           d) such other documents and information as the Purchaser may reasonably request in connection herewith

         SECTION 3 COVENANTS.

                  SECTION 3.1 COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (A) CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the foregoing shall not restrict any merger involving the Company, as long as the Company is the surviving corporation.

                  (B) TAXES. The Company will pay prior to delinquency all taxes, assessments and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.

                  (C) COMPLIANCE WITH LAWS. The Company will comply in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a material adverse effect on the financial condition, operations, business, profits, prospects or properties of the Company or the validity or enforceability of this Agreement, the Note, or the Warrants, or any of the transactions contemplated hereby or thereby.

                  (D) PAYMENT OF THE NOTE. The Company will pay the principal of and interest on the Note on the dates and in the manner provided in such instrument and this Agreement. The obligation of the Company described in the preceding sentence is absolute and unconditional, irrespective of any tax or accounting treatment of such obligation including without limitation any documentary stamp, transfer, ad valorem or other taxes assessed by any jurisdiction in connection with this transaction.

                  (E) PAYMENT OF EXPENSES. In the event the transactions contemplated by this Agreement are consummated, the Company will promptly pay to the Purchaser all reasonable costs and out-of-pocket expenses of Purchaser, including without limitation their reasonable attorneys' fees, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Note and the Warrants, and defense or enforcement costs related thereto.

                  (F) STAY, EXTENSION AND USURY LAWS. The Company agrees (to the extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or a portion of the principal of, or interest on, the Note as contemplated herein, wherever enacted, now or at any time hereinafter in force, or that may materially affect the covenants or the performance of this Agreement in any manner inconsistent with the provisions of this Agreement. The Company expressly waives all benefit or advantage of any such law. If a court of competent jurisdiction prescribes that the Company may not waive its rights to take the benefit or advantage of any stay or extension law or any usury law or other law in accordance with the prior sentence, then the obligation to pay interest on the Note will be reduced to the maximum legal limit under applicable law governing the interest payable in connection with such Note, and any amount of interest paid by the Company that is deemed illegal shall be deemed to have been a prepayment of principal on the Note.

                  (G) LIMITATION ON ACTIVITIES. The Company will not, and shall not permit any of its 50% or greater owned subsidiaries to, engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of the Company's principal activities in the marketing, multimedia and internet industries.

                  (H) LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company will not make any payment to or investment in, or enter into any transaction with, any Affiliate, including without limitation the purchase, sale or exchange of property or the rendering of any service, except transactions entered into with Affiliates (a) prior to the date hereof, (b) contemplated under this Agreement, (c) in the ordinary course of business, (d) on terms and conditions substantially similar to those that the Company would have received in an "arm's length" transaction with a third party and (e) related to the Company's principal activities. For purposes of this Agreement, "Affiliate" shall mean any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  (I) SUBORDINATED INDEBTEDNESS. The Company will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled (but not accelerated) payments of principal and interest in respect of such Subordinated Indebtedness required pursuant to the instruments evidencing such Subordinated Indebtedness; provided, however, that no payment of principal or interest made pursuant to acceleration of any Indebtedness or made with respect to Indebtedness that does not amortize principal evenly over the terms of the Indebtedness shall be permitted hereby. For purposes of this paragraph (i), "Subordinated Indebtedness" means, other Indebtedness (a) for which the Company and/or any of its subsidiaries is directly, primarily, contingently or otherwise obligated and
(ii) which has not, by its terms, been made expressly senior or prior to the obligations of the Company under this Agreement on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance to which the Purchaser has consented in writing. For purposes of this paragraph (i), "Indebtedness" means, for any person (without duplication): (a) obligations created, issued or incurred by such person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such person); (b) obligations of such person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a lien on the property of such person, whether or not the respective indebtedness so secured has been assumed by such person; (d) obligations of such person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such person; (e) capital lease obligations of such person; and (f) Indebtedness of others guaranteed by such person.

         SECTION 3.2 MAINTENANCE OF PROPERTIES.The Company will maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear and obsolescence or consideration excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Company.

         SECTION 4. EVENTS OF DEFAULT; REMEDIES

                  SECTION 4.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any of the following events ("Events of Default") shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise):

                  (a) Default shall be made in the payment of the principal of, or interest on, the Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, upon demand, upon a mandatory prepayment due date, or otherwise;

                  (b) Default shall be made in the performance or observance of any covenant, agreement or condition contained herein or in the Note, and such default shall have continued for a period of fifteen (15) business days;

                  (c) The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property and assets, (ii) be generally unable to pay its debts as such debts become due,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code or similar law or regulation (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or other law or regulation, (vii) dissolve, (viii) take any corporate action under any applicable law analogous to any of the foregoing, or (ix) take any corporate action for the purpose of effecting any of the foregoing;

                  (d) A proceeding or case shall be commenced, without the application or consent of the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or for all or any substantial part of its assets, or (iii) similar relief in respect of the Company, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code or other similar law or regulation, against the Company; or action under the laws of any jurisdiction affecting the Company analogous to any of the foregoing shall be taken with respect to the Company and shall continue unstayed and in effect for any period of sixty (60) days;

                  (e) Final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company and the Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within sixty (60) days from the date of entry thereof and within said period of sixty (60) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate US$500,000; or

                  (f) Any representation or warranty made by the Company in this Agreement or in any instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall be false or incorrect in any material respect as of the date on which it was made or is deemed to have been made; then
(x) upon the occurrence of any Event of Default described in subsection (c) or
(d) the unpaid principal amount of the Note, together with the interest accrued thereon and all other amounts payable by the Company hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company or (y) upon the occurrence of any other Event of Default, the Purchaser may, by notice to the Company, declare the unpaid principal amount of the Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all other amounts payable by the Company hereunder.

                  SECTION 4.2 SUITS FOR ENFORCEMENT. If any Event of Default shall have occurred and be continuing, the Purchaser may proceed to protect and enforce its rights against the Company, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or, the Purchaser may proceed to enforce the payment by the Company of all sums due upon the Note or to enforce any other legal or equitable right of the Purchaser.

                  The Company covenants that, if it shall default in the making of any payment due under the Note or in the performance or observance of any agreement contained in this Agreement, it will pay to the Purchaser such further amounts, to the extent lawful, to cover any reasonable costs and expenses of collection or of otherwise enforcing their respective rights, including without limitation the reasonable counsel fees and costs and expenses incurred in connection with such collection. The obligations set forth in this paragraph will survive the payment in full of the Note.

                  SECTION 4.3 REMEDIES CUMULATIVE. No remedy herein conferred upon the Purchaser is intended to be exclusive of any other remedy and each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  SECTION 4.4 REMEDIES NOT WAIVED. No course of dealing between the Company and any other person and no delay or failure in exercising any rights hereunder or under the Note in respect thereof shall operate as a waiver of any rights of the Purchaser.

         SECTION 5 TAXES.

                  The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of the Purchaser which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery of (but not the subsequent transfer of or interest or principal payable under) the Note or of any amendment of, or waiver or consent under or with respect to, this Agreement or of the Note and will save the Purchaser and all subsequent holders of the Note harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

         SECTION 6 MISCELLANEOUS.

                  SECTION 6.1 INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless the Purchaser, and its successors, assigns, heirs, subsidiaries, affiliates and all of the officers, directors, employees, partners and agents (including attorneys and accountants) of each of the aforementioned persons or entities, and each of them, from and against any and all losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, connected with or incidental to the failure of any representation or warranty made by the Company in this Agreement, the Note or the Warrants or the failure of the Company to comply in all material respects with the covenants contained in this Agreement, the Note or the Warrants, or agreements contemplated hereby or thereby.

                  SECTION 6.2 PRIVATE PLACEMENT; LEGENDS. The Purchaser acknowledges and agrees that the Securities have not been registered under the Securities Act and, to the extent they constitute securities subject to registration under Section 5 of the Securities Act, may not be offered or sold unless registered under the Securities Act, or an exemption from such registration requirements is available. The certificates or instruments representing or evidencing the Securities shall bear a legend in substantially the following form, unless counsel to the Company shall have advised the Company that such legend is no longer needed:

         The securities [represented/evidenced] by this [instrument/certificate] have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and such securities may not be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel reasonably satisfactory to the Company such registration and qualification are not required under the Act and applicable state securities law.

                  SECTION 6.3 RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements of the Company herein will be deemed to be material and to have been relied upon by the Purchaser and will survive the execution and delivery of this Agreement, the Note and the Warrants.

                  SECTION 6.4 SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company, the Purchaser and each of their respective successors and assigns. The Purchaser shall be permitted to transfer the Note in accordance with its terms and the terms of this Agreement and in accordance with applicable restrictions under applicable federal and state securities laws; provided, however, that upon any assignment of the Note that results in more than one Note being outstanding, the rights of all holders of Notes to enforce any right, take any enforcement action or do any other thing or action with respect to any Basic Document shall only be done upon the consent or action of the holders of not less than 66-2/3% in aggregate principal amount of all Notes outstanding, which action, if taken, shall bind the holders of all Notes.

                  SECTION 6.5 NOTICES. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next Business Day delivery) or telecopied, addressed as follows, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section 6.5:

                  1)       if to the Company:

                           c/o Genesis Intermedia.com, Inc.
                           Fourth Floor
                           5805 Sepulveda Boulevard
                           Van Nuys, California 91411
                           Attn:  Ramy El-Batrawi
                           Telephone:  (818) 464-7270
                           Telecopier:  (818) 464-7398

                           With a copy of any notice to:

                           Nida & Maloney, LLP
                           800 Anacapa Street
                           Santa Barbara, California  93101
                           Attn: Theodore R. Maloney, Esq.
                           Telephone: (805) 568-1151
                           Telecopier:  (805) 568-1955

                  2)       if to the Purchaser:

                           Ultimate Holdings, Ltd.
                           13 Parliament St.
                           Hamilton, HM 12
                           Bermuda

Any such notice or communication shall be deemed to have been duly given on the fifth (5th) day after being so mailed, the next business day after delivery by overnight courier, when received when sent by telecopy or upon receipt when delivered personally.

                  SECTION 6.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

                  SECTION 6.7 AMENDMENTS. This Agreement may only be amended by a writing duly executed by all of the parties hereto.

                  SECTION 6.8 SEVERABILITY. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

                  SECTION 6.9 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT, THIS AGREEMENT, THE NOTE, THE WARRANTS AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 6.10 ENTIRE AGREEMENT. This Agreement and the Note contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

                 SECTION 6.11 FURTHER ASSURANCES. Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

                  SECTION 6.12 HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 6.13 WAIVER OF JURY TRIAL. EACH PARTY HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE NOTE OR AGREEMENTS RELATING TO THE NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE NOTE OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE.

                  SECTION 6.14 ASSIGNMENTS. The Company may not assign its rights or obligations hereunder or under the Note without the prior written consent of the Purchaser.

                  IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

                                                    PURCHASER:

                                                    ULTIMATE HOLDINGS, LTD.

                                                    By: _____________________
                                                        Name:
                                                        Title:

                                                    THE COMPANY:

                                                    GENESISINTERMEDIA.COM, INC.

                                                    By: _____________________
                                                        Name:
                                                        Title:

                                    EXHIBIT A

                                  FORM OF NOTE

THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.

                                 PROMISSORY NOTE

$500,000,000                                                   November 25, 1999
                                                            Van Nuys, California

                  FOR VALUE RECEIVED, GenesisIntermedia.com, Inc., a Delaware corporation, (the "Borrower"), hereby jointly and severally promises to pay to the order of Ultimate Holdings, Ltd., a Bermuda Ltd. ("Holder"), at Holder's principal office, the principal sum of Five Million Dollars ($5,000,000) or such aggregate amount as shall have been disbursed hereunder (this "Note"), in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal amount for the period commencing on the date or dates of disbursement shown on Schedule 1 attached hereto (some which may precede the date hereof) at the rate of eleven and one-half percent (11.5%) per annum. The Maturity Date of this Note shall be March 31, 2001.

                  This Note is subject to the further terms and conditions in the Securities Purchase Agreement of even date herewith, between the Borrower and the Holder, pursuant to which this Note was issued (the "Securities Purchase Agreement"). Except as otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Securities Purchase Agreement.

                  This Note may be prepaid in full or in part, at any time without penalty. Principal and interest are payable in lawful money of the United States of America.

                  Upon the occurrence of an Event of Default and without demand or notice, Holder will have the option to declare the entire balance of principal together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under any or all of the Documents. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest at the then applicable rate plus two percent (2%). No delay or omission on the part of Holder hereof in exercising any right under this Note or the Securities Purchase Agreement shall operate as a waiver of such right. The application of this default rate shall not be interpreted or deemed to extend any cure period set forth in the Securities Purchase Agreement or otherwise limit any of Holder's remedies hereunder or thereunder.

                  The Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of the Borrower hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Note. The Borrower further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement, if any, now or hereafter securing this Note.

                  If this Note is not paid when due or if any Event of Default occurs, the Borrower promises to pay all costs of enforcement and collection, including but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

                  Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

                  It is the intent of the Borrower and Holder in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of applicable usury laws of any jurisdiction. In the event that, for any reason, it should be determined that any applicable usury law of any jurisdiction is applicable to this Note, Holder and the Borrower stipulate and agree that none of the terms and provisions contained herein or in the Securities Purchase Agreement shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by such applicable laws. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the applicable laws of such jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to the Borrower.

                  In this Note, the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

                  This Note shall be governed by, and construed in accordance with, the law of the State of California applicable to contracts made and performed within the State of California.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer.


                                                    BORROWER:

                                                    GENESISINTERMEDIA.COM, INC.,
                                                    a Delaware corporation

                                                    By: ________________________
                                                        Ramy Y. El-Batrawi
                                                        President

                                   SCHEDULE 1

                        DATE AND AMOUNT OF DISBURSEMENTS

DATE                                                          AMOUNTS

                                    EXHIBIT B

                                 FORM OF WARRANT

                                     WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 25, 1999, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ALL APPLICABLE STATE SECURITIES LAWS.

No. _______                                            Dated: _______________

                                     Warrant

                           GENESISINTERMEDIA.COM, INC.

         This Warrant certifies that Ultimate Holdings, Ltd., a Bermuda Ltd., is the registered holder of a warrant (the "Warrant") to purchase 750,000 shares of common stock, par value $.001 per share (the "Common Stock"), of GenesisIntermedia.com, Inc., a Delaware corporation (the "Company"), at an exercise price per share of Common Stock issuable upon the exercise of this Warrant equal to $7.00 per share (the "Exercise Price").

SECTION 1. Exercise; Expiration; Redemption.

         To exercise this Warrant, the Warrant holder must elect and sign the exercise election attached to this Warrant certificate and deliver to the Company (a) this Warrant certificate and (b) cash or a check payable to the Company for the Exercise Price for the Warrant.

         Notwithstanding the payment provisions set forth in the paragraph above, the Warrant holder may elect to receive Warrant Shares equal to the value of this Warrant (or any portion thereof vested but unexercised), through a cashless exercise, by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Warrant holder that number of Warrant Shares computed using the following formula:

         X = Y(A-B)

             A

             Where:  X = the number of Warrant Shares to be issued to Warrant holder;
                     Y = the number of Warrant Shares purchasable under this
                         Warrant at the time of such calculation;
                     A = the Fair Market Value of one share of Common Stock; and B = the Exercise Price at the date of such calculation.

                  For purposes of this paragraph, the Fair Market Value of one share of Common Stock shall mean (i) if the Company's Common Stock is listed on any established stock exchange or national market system, including, without limitation, the national market quotation system of NASDAQ, the closing price of one share of the Company's Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Company's Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board of Directors of the Company may deem reliable; (ii) if the Company's Common Stock is quoted on NASDAQ, but not the national market thereof, or regularly quoted by a recognized securities dealer but selling prices are not quoted, the mean between the high and low asked prices for the Company's Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal, or (iii) as otherwise reasonably determined by the Board of Directors of the Company, acting in good faith.

         This Warrant shall not be exercised by any holder hereof after 5:00 p.m., Los Angeles time on the day preceding such date which is three years after the date of this Warrant, the date and time of the expiration of this Warrant. To the extent that this Warrant has not been exercised by the date and time of its expiration, this Warrant shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

         This Warrant shall be exercisable at the election of any holder thereof, either in full or from time to time in part (but in no event for less than one whole Warrant Share) and, in the event that a certificate evidencing this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new Warrant certificate evidencing the remaining Warrant with respect to whole Warrant Shares issuable upon exercise will be issued. No adjustment shall be made for any dividends on any Warrant Shares issuable upon exercise of this Warrant.

         The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant certificate surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant (or specified portion hereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date this Warrant certificate is presented for exercise, multiplied by such fraction.

SECTION 2. Transfer or Exchange.

         This Warrant and any Warrant Shares may only be transferred by the holder in accordance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or an exemption therefrom.

         Subject to compliance with the preceding paragraph, the Company shall from time to time register the transfer of this Warrant certificate upon the records to be maintained by it for that purpose, upon surrender hereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney and an opinion of counsel in form and substance satisfactory to the Company that such transfer may be effected under the Securities Act. Upon any such registration of transfer, a new Warrant certificate(s) shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Company.

         This Warrant certificate may be exchanged at the option of the holder hereof, when surrendered to the Company at its office for another Warrant certificate or other Warrant certificates of like tenor and representing a Warrant with respect to a like aggregate number of Warrant Shares. A Warrant certificate surrendered for exchange shall be canceled by the Company.

         Subject to the payment of any taxes as provided herein, upon an exercise of this Warrant, the Company shall issue and cause to be delivered to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant certificate (and payment of the Exercise Price or cashless exercise election).

         The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Nothing contained in this Warrant certificate shall be construed prior to the date of surrender of the Warrant certificate for exercise in accordance with the terms hereof as conferring upon the holder hereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 3. Mutilated, Lost, Stolen or Destroyed Warrant Certificate.

         In case this Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent Warrant, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity, if requested, also satisfactory to the Company.

SECTION 4. Reservation of Shares for Issuance.

         The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued common stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of Warrant Shares which may then be issuable upon the exercise of this Warrant. The Company or, if appointed, the transfer agent for the common stock and every subsequent transfer agent for any of the Company's capital securities issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares of common stock as shall be required for such purpose. The Company will keep a copy of this Warrant certificate on file with any such transfer agent for any of the Company's capital securities issuable upon the exercise of the rights of purchase represented by this Warrant certificate.

SECTION 5. Effect of Subdivision, Reclassification, Merger, Etc.

         If the outstanding common stock shall be subdivided into a greater number of shares of common stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding common stock shall be combined into a smaller number of shares of common stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         If any of the following events occur: (i) any reclassification or change of the outstanding shares of common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation or company as a result of which holders of common stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or company as a result of which holders of common stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock, then the Company or the successor or purchasing corporation or company, as the case may be, shall providing that this Warrant shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Warrant Shares issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of common stock available to issue upon exercise of the entirety of this Warrant) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of common stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of common stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of paragraph, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share of common stock by a plurality of the non-electing shares). In any such case, the revenue calculation necessary for exercise of this Warrant shall be calculated on the basis of the business entity or assets so consolidated, merged, exchanged, sold or conveyed, whether in whole or incorporated into another business entity, and it shall be the responsibility of such successor or acquiror entity to perform such calculation, which calculation shall be conclusive and binding on the holder of this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of common stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation or company, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then an acknowledgment of the obligations under this paragraph shall be executed by such other corporation or company. The above provisions of this paragraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         Upon any adjustment of the Exercise Price pursuant hereto, the Company shall promptly thereafter cause to be given to the registered holder of this Warrant certificate at its address appearing on the Warrant register maintained by the Company written notice of such adjustments by first-class mail, postage prepaid. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

SECTION 6. Miscellaneous.

         This Warrant certificate and Warrant shall be deemed to be a contract made under the law of the State of California and for all purposes shall be construed in accordance with the internal law of said State.

         Nothing in this Warrant certificate shall be construed to give to any person or company other than the Company and the registered holder of this Warrant certificate any legal or equitable right, remedy or claim under this Warrant certificate; but this Warrant certificate shall be for the sole and exclusive benefit of the Company and the registered holder of this Warrant.

         IN WITNESS WHEREOF, GenesisIntermedia.com, Inc., a Delaware corporation, has caused this Warrant certificate to be signed by its duly authorized officer.

         Dated:

                                                 GENESISINTERMEDIA.COM, INC., a
                                                 Delaware corporation

                                                 By:  __________________________
                                                      Ramy El-Batrawi, President

                              Election for Exercise

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant certificate, to receive ______ Shares of common stock par value $.001 per share and herewith tenders payment for such Shares in the amount of $___________ in accordance with the terms of this Warrant certificate. The undersigned requests that a certificate for such shares be registered in the name of ___________________, whose address is ___________________________________ and that such shares be delivered to
___________________ whose address is _______________________________________. If said number of shares is less than all of the shares of common stock purchasable hereunder, the undersigned requests that a new Warrant certificate representing the remaining balance of such whole Shares be registered in the name of _____________________, whose address is _________________________________ and that such Warrant certificate be delivered to______________ whose address is
________________________________________________.

                                            Signature: _________________________

Date:

Signature Guaranty:

                                 SCHEDULE 1.6(c)

                  Outstanding Options, Warrants or Obligations

         GenesisIntermedia.com, Inc., a Delaware corporation has the following list of authorized and issued capital stock and options and warrants:

                  Authorized capital stock                    25,000,000
                  Issued capital stock                         5,315,000
                  Outstanding Options & Warrants
                           Employee Options                      250,000
                           Director Options                      100,000
                           Consultant Options                     50,000
                           Acquisitions                           50,000
                           Investor Warrants                     750,000
                           Loan Warrants                         300,000
                           Consultant Warrants                   200,000
                           Loan Warrants                         163,750
                                                              ----------
                                    Total:                     1,863,750

                                 SCHEDULE 1.6(d)

                            Material Adverse Effects

None.